SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 2, 2003

aaiPharma Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21185	04-2687849

(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of		Identification No.)
Incorporation)

2320 Scientific Park Drive
Wilmington, North Carolina 28405

(Address of Principal Executive Offices)
(Zip Code)

(910) 254-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or address, if changed from last report)

Preliminary Note

     We own the U.S. rights to the following registered and unregistered trademarks: Darvon®, Darvocet™, Roxanol™, Roxicodone®, Oramorph® SR, and aaiPharma™. Duraclon® is a registered trademark of Fujisawa Healthcare, Inc. All references in this Current Report to any of these terms lacking the “®” or “™” symbols are defined terms that reference the products or businesses bearing the trademarks with these symbols.

     This Amendment No. 1 on Form 8-K/A amends our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2003 which reported that on December 2, 2003, we completed the acquisition from Elan Pharmaceuticals, Inc. and Elan Pharma International Limited (collectively, “Elan”) of the U.S. and U.S. territorial rights and related intangibles associated with the Roxicodone, Oramorph SR, Roxanol and Duraclon branded products and certain existing finished goods inventory, and entered into certain agreements necessary for us to continue the business of selling these products (we refer to this business as the “Elan Pain Line”). This amendment contains audited and unaudited statements of net assets to be sold and statements of revenues and direct expenses of the Elan Pain Line and unaudited pro forma consolidated financial statements of aaiPharma Inc. The financial statements for the Elan Pain Line included in this amendment do not include the full financial statements required by Rule 3-05 of Regulation S-X. The Elan Pain Line did not represent a stand-alone entity prior to our acquisition. No separate, audited financial statements of the Elan Pain Line had been prepared prior to our acquisition, and Elan did not maintain the distinct and separate accounts necessary to present full financial statements for the Elan Pain Line. As a result, it is impracticable for us to provide full audited financial statements for the Elan Pain Line, including balance sheets and statements of cash flows, or other information regarding operating, investing and financing cash flows.

     The unaudited pro forma consolidated financial statements included in this amendment are based on our historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2002 and our Quarterly Report on Form 10-Q for the period ended September 30, 2003, adjusted to give pro forma effect to the following acquisition and financing transactions:

•	the acquisition of the Elan Pain Line and related inventories on December 2, 2003;

•	the acquisition of the Darvon and Darvocet branded product lines and related inventories on March 28, 2002;

•	the receipt of $169.0 million of net proceeds from the sale of $175 million senior subordinated notes on March 28, 2002;

•	the receipt of $160 million of borrowings under our new term loan credit facility; and

•	the repayment of all amounts outstanding under our prior senior credit facilities.

2

     The unaudited pro forma consolidated balance sheet as of September 30, 2003 gives effect to our proposed acquisition of the Elan Pain Line, as if this acquisition and the related financing transactions had occurred on September 30, 2003. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2002 gives effect to each of the acquisition transactions and financing transactions as if each had occurred on January 1, 2002. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2003 gives effect to each of the acquisition of the Elan Pain Line and related financing transaction as if each had occurred on January 1, 2003. Adjustments have been made to these unaudited pro forma consolidated financial statements. These adjustments are based upon information available to us and certain assumptions that we believe are reasonable. These unaudited pro forma consolidated financial statements do not purport to represent what our results of operations or financial condition would actually have been if the transactions in fact occurred on such dates, nor do they purport to project our results of operations or financial condition for any future period or date. The information set forth below should be read together with the other information contained in our Annual Report on Form 10-K for the year ended December 31, 2002 and our Quarterly Report on Form 10-Q for the period ended September 30, 2003.

     The Darvon and Darvocet acquisition was accounted for under the purchase method of accounting and the acquisition of the Elan Pain Line has been reflected in the unaudited pro forma adjustments as if the transaction was accounted for under the purchase method. An allocation of the purchase price of the Elan Pain Line was based upon the estimated fair value of assets acquired and liabilities assumed in accordance with Statements of Financial Accounting Standards, or SFAS, Nos. 141 and 142.

     Adjustments reflected in these pro forma statements are based upon the audited and unaudited financial statements of the Elan Pain Line included in this amendment. Accordingly, the unaudited pro forma statements of operations are not indicative of operations going forward because they necessarily exclude various operating expenses of the Elan Product Line. In addition, the unaudited pro forma statements of operations are not indicative of our net revenues from product sales going forward due to the impact of generic competition on sales of Roxicodone. While generic competition existed for Roxicodone 5mg tablets during 2003, the first generic competitors for the remaining Roxicodone tablet presentations, 15mg and 30mg, were approved on February 6, 2004.

3

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements

Elan Pain Line

	Report of Independent Auditors	F-1

	Statements of Net Assets to be Sold at September 27, 2002 (unaudited), December 31, 2002 and September 26, 2003	F-2

	Statements of Revenues and Direct Expenses for the Nine Months Ended September 27, 2002 (unaudited), the Year Ended December 31, 2002 and the Nine Months Ended September 26, 2003	F-3

	Notes to Financial Statements	F-4

	Unaudited Supplemental Cash Flow Disclosure	F-9

	Notes to Unaudited Supplemental Cash Flow Disclosure	F-10

(b)	Pro Forma Financial Information

Unaudited Pro Forma Consolidated Financial Statements

For Acquisition of the Elan Pain Line

	aaiPharma Inc. Unaudited Pro Forma Consolidated Balance Sheet at September 30, 2003	F-11

	Notes to Unaudited Pro Forma Consolidated Balance Sheet	F-12

	aaiPharma Inc. Unaudited Pro Forma Consolidated Statements of Operations for the Nine Months Ended September 30, 2003	F-13

	Notes to Unaudited Pro Forma Consolidated Statements of Operations	F-14

	aaiPharma Inc. Unaudited Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 2002	F-16

	Notes to Unaudited Pro Forma Consolidated Statements of Operations	F-17

4

(c)	Exhibits

Exhibit No.	Exhibit

2.1*	Asset Purchase Agreement dated as of October 22, 2003 by and among aaiPharma Inc., Elan Pharma International Limited and Elan Pharmaceuticals, Inc.

2.2*	Roxanne Assignment and Assumption Agreement dated as of October 22, 2003 by and among aaiPharma Inc., Elan Pharma International Limited, Elan Pharmaceuticals, Inc., Elan Corporation, plc, Roxane Laboratories, Inc. and Boehringer Ingelheim Corporation.

2.3*	First Amendment to Manufacturing Agreement dated as of December 2, 2003 by and between Elan Pharma International Limited and Roxane Laboratories, Inc.

10.1*	First Amendment to Credit Agreement dated as of December 1, 2003 between aaiPharma Inc., certain subsidiaries of aaiPharma Inc., the lenders party thereto, and Bank of America, N.A., as administrative agent.

10.2*	First Amendment to Security Agreement dated as of December 1, 2003 between aaiPharma Inc., certain subsidiaries of aaiPharma Inc., and Bank of America, N.A., as administrative agent for the lenders

23.1	Independent Auditors’ Consent

*	Previously filed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2003.

5

Independent Auditors’ Report

The Board of Directors
Elan Corporation, plc

We have audited the accompanying statement of net assets to be sold as of December 31, 2002 and September 26, 2003 and the related statement of revenues and direct expenses for the year ended December 31, 2002 and the nine months ended September 26, 2003 of the Roxicodone®, Oramorph®, Roxanol™, and Duraclon® product lines (the “Pain Line Products”) of Elan Pharma International Limited and Elan Pharmaceuticals, Inc. (subsidiaries of Elan Corporation, plc). These financial statements are the responsibility of Elan Corporation, plc’s directors and management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Form 8-K/A of aaiPharma Inc., as described in Note 2. The presentation is not intended to be a complete presentation of the Pain Line Products financial position or results of operation.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be sold of the Pain Line Products as of December 31, 2002 and September 26, 2003 and the Pain Line Products revenues and direct expenses for the year ended December 31, 2002 and the nine months ended September 26, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG
Chartered Accountants
Dublin, Ireland

February 13, 2004

THE PAIN LINE PRODUCTS

(Roxicodone®, Oramorph®, Roxanol™, and Duraclon®)

(Products of Elan Pharma International Limited and Elan Pharmaceuticals, Inc.)

Statements of Net Assets to be Sold

September 27, 2002 (unaudited), December 31, 2002 and September 26, 2003

(Amounts in U.S. dollars)

	Unaudited
	September 27,	December 31,	September 26,
	2002	2002	2003

Inventories	$3,976,640	5,438,814	6,340,373
Intangible assets, net (note 4)	85,727,000	80,000,000	59,267,000
Goodwill (note 4)	3,500,000	3,500,000	3,500,000
Purchase obligations (note 5)	(106,200,000)	(77,350,000)	(50,800,000)

Net assets/(liabilities) to be sold	$(12,996,360)	11,588,814	18,307,373

See accompanying notes to financial statements.

THE PAIN LINE PRODUCTS

(Roxicodone®, Oramorph®, Roxanol™, and Duraclon®)

(Products of Elan Pharma International Limited and Elan Pharmaceuticals, Inc.)

Statement of Revenues and Direct Expenses

Nine months ended September 27, 2002 (unaudited), the year ended
December 31, 2002, and the nine months ended September 26, 2003

(Amounts in U.S. dollars)

	Unaudited
	nine months		Nine months
	ended	Year ended	ended
	September 27,	December 31,	September 26,
	2002	2002	2003

Revenue, net (note 6)	$51,114,708	65,082,438	61,271,742

Direct Expenses:
Cost of products sold	(15,174,639)	(19,550,386)	(14,578,169)
Selling and marketing expenses (note 2)	(3,262,901)	(4,211,806)	(2,667,661)
Financing charges (note 5)	(3,450,000)	(4,600,000)	(3,450,000)
Amortization of intangible assets (note 4)	(9,387,500)	(15,114,500)	(20,733,000)
Impairment of intangible assets (note 4)	(85,447,989)	(85,447,989)	—

Total direct expenses	$(116,723,029)	(128,924,681)	(41,428,830)

Excess of revenue over direct expenses	$(65,608,321)	(63,842,243)	19,842,912

See accompanying notes to financial statements.

THE PAIN LINE PRODUCTS

(Roxicodone®, Oramorph®, Roxanol™, and Duraclon®)

(Products of Elan Pharma International Limited and Elan Pharmaceuticals, Inc.)

Notes to Financial Statements

September 27, 2002 (unaudited) December 31, 2002 and September 26, 2003

Periods ended September 27, 2002 (unaudited),
December 31, 2002, and September 26, 2003

(1)	Description of Business

The Pain Line Products consist of Roxicodone®, Oramorph®, Roxanol™, and Duraclon® products. The Pain Line Products were purchased from Roxane Laboratories, Inc. (“Roxane”) by Elan Pharma International Limited (“EPIL”), a wholly owned subsidiary of Elan Corporation, plc (“the Company”) on September 28, 2001. The Pain Line Products consist of prescription oral or epidural products indicated for relief of a wide range of pain conditions specific to each product. The Pain Line Products are sold primarily to drug wholesalers in the United States of America (U.S.).

Pursuant to an Asset Purchase Agreement, dated as of October 22, 2003 (the Asset Purchase Agreement), EPIL and Elan Pharmaceuticals, Inc., wholly owned subsidiaries of the Company, have agreed to sell to aaiPharma Inc. (aaiPharma) their rights to the Roxicodone®, Oramorph®, Roxanol™, and Duraclon® products, along with inventory and the assumption of supply agreements.

(2)	Basis of Presentation

The statement of net assets to be sold and the statement of revenues and direct expenses of the Pain Line Products has been prepared in accordance with accounting principles generally accepted in the United States of America. These statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The revenues and direct expenses, have been derived from the historical accounting records of the Company. Historically, financial statements have not been prepared for the Pain Line Products, as the Company did not maintain the Pain Line Products as a separate business unit. The statement of revenues and direct expenses set forth the revenues, net and direct expenses attributable to the Pain Line Products and do not purport to reflect all the costs, expenses and resultant operating earnings and cash flows that would have been incurred had the Pain Line Products been operated as a stand-alone, separate company. Revenues, net include gross sales less product-specific sales returns, cash discounts, government and commercial rebates, and customer chargebacks. Direct expenses, consist principally of cost of sales, sales and marketing expenses and amortization expense. The statement does not include general administrative expenses or general corporate overhead such as corporate management, legal services, administration of insurance, treasury, payroll administration, corporate income tax, administration and benefit management, nor does it include any interest income and expense, as such items are not directly associated with the Pain Line Products.

Cost of goods sold are comprised of direct product costs and include an allocation of distribution costs (such as packaging, shipping and storage). The Pain Line Products were typically transported to customers along with other Elan Group products. Accordingly, the allocations of shipping costs included in cost of sales is based on the proportion of revenues generated by the Pain Line Products. Management believes this basis of allocation is reasonable. Cost of goods sold also include royalty payments to third parties, which are based on a percentage or unit basis of net product sales in accordance with the respective royalty agreements. The amount of royalties were $352,200 (unaudited), $463,389 and $417,766 for the nine months ended September 27, 2002, the year ended December 31, 2002 and the nine months ended September 26, 2003, respectively.

Certain selling and marketing expenses are specifically identifiable and others are allocated to the Pain Line Products. The expenses are allocated based on the plan of action for the sales force. Such allocated expenses represent management’s best estimate of the charges that are attributable to the Pain Line Products, and include expenses such as salaries, professional fees, marketing and selling expenses, and other expenses.

Transaction systems (e.g. payroll, employee benefits, accounts receivable, accounts payable) used to record and account for cash transactions were not designed to track assets/liabilities and receipts/payments on a product specific basis. Given these constraints, and the fact that only certain assets of the Pain Line Products were sold, statements of income and statements of financial position and cash flows have not been prepared.

THE PAIN LINE PRODUCTS

(Roxicodone®, Oramorph®, Roxanol™, and Duraclon®)

(Products of Elan Pharma International Limited and Elan Pharmaceuticals, Inc.)

Notes to Financial Statements

September 27, 2002 (unaudited) December 31, 2002 and September 26, 2003

Periods ended September 27, 2002 (unaudited),
December 31, 2002, and September 26, 2003

(3)	Summary of Significant Accounting Policies

(a)	Revenue Recognition

Revenues from the sale of products are recognized when title passes, net of applicable discounts and allowances.

(b)	Rebates and Chargebacks, Cash Discounts, and Sales Returns

Sales returns are reflected as a reduction of revenue in the same period that the related sales are recorded based on estimates derived from the Company’s historical experience updated for changes in facts and circumstances, as appropriate. Additionally, revenue is also recorded net of provision, made at the time of sale for cash discounts, rebates and charge-backs, as described below. Such provision is recorded as a reduction of revenue. The Company enters into contracts with certain managed care organizations to provide access to the Pain Line Products. Based on the managed care organizations’ market share performance and utilization of the Product, the organization receives rebates from the Company. In addition, the Company is bound by certain laws and regulations to provide product at a discounted rate to Medicaid recipients. Medicaid rebates are paid to each state in the United States based on claims filed by pharmacies that provide the Product to Medicaid recipients at the reduced rate. Charge-backs are amounts paid to reimburse wholesalers for sales to third parties at reduced prices based on contracts the Company negotiates. Cash discounts are provided to customers that pay their invoice within a certain time period.

(Continued)

THE PAIN LINE PRODUCTS

(Roxicodone®, Oramorph®, Roxanol™, and Duraclon®)

(Products of Elan Pharma International Limited and Elan Pharmaceuticals, Inc.)

Notes to Financial Statements

September 27, 2002 (unaudited) December 31, 2002 and September 26, 2003

Periods ended September 27, 2002 (unaudited),
December 31, 2002, and September 26, 2003

(c)	Inventories

Inventories have been valued at the lower of cost or market value. Cost represents the purchase price EPIL pays to Roxane, including duties, transport, and handling costs and any other directly attributable costs, less trade discounts. Inventory on hand is evaluated against historical and planned usage to determine an appropriate provision for obsolete, slow-moving, and nonsaleable inventory.

(d)	Intangible asset

The intangible asset is amortized using the cash flow method over the useful life of the products, principally over a period of 13 years. Long-lived assets, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(e)	Goodwill

The Pain Line Products represent a portion of “Core Elan”, a reporting unit, as defined in Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. Goodwill allocated to the Pain Line Products is based on the relative fair values of the assets to be disposed of and the portion of the reporting unit that will be retained in accordance with SFAS No. 142. In accordance with SFAS No. 142, from January 1, 2002, goodwill has not been amortised and is subject to annual impairment testing.

(f)	Accounting estimates

The preparation of the accompanying financial statements requires management to make estimates and assumptions about the amounts that affect the reported net assets to be sold and revenues and direct expenses during the reporting period. Actual results may differ from those estimates.

(Continued)

THE PAIN LINE PRODUCTS

(Roxicodone®, Oramorph®, Roxanol™, and Duraclon®)

(Products of Elan Pharma International Limited and Elan Pharmaceuticals, Inc.)

Notes to Financial Statements

September 27, 2002 (unaudited) December 31, 2002 and September 26, 2003

Periods ended September 27, 2002 (unaudited),
December 31, 2002, and September 26, 2003

(4)	Intangible Assets and Goodwill

(a)	Pain Line Products intangible

	Unaudited
	September 27,	December 31,	September 26,
	2002	2002	2003

Intangible asset, gross	$85,727,000	85,727,000	85,727,000
Accumulated amortization	—	(5,727,000)	(26,460,000)

Intangible asset, net	$85,727,000	80,000,000	59,267,000

Intangible assets consist solely of product rights and are amortized using the cash flow method over the useful lives of the Pain Line Products, which has been modified from 20 years during the nine months ended September 27, 2002 (unaudited) to 13 years from the start of the fourth quarter of the year ended December 31, 2002 and remained consistent for the nine months ended September 26, 2003. An impairment charge of $85,447,989 was recorded related to the intangible assets of the Pain Line Products during the third quarter of the year ended December 31, 2002, and thus is reflected during the nine months ended September 30, 2002 (unaudited) and the year-ended December 31, 2002. The impairment was a result of early supply limitations with two of the products and the assessment of generic intrusion occurring sooner and with more impact than originally assessed upon acquisition of the Pain Line Products.

(b)	Goodwill

The Pain Line Products represent a portion of “Core Elan”, a reporting unit as defined in SFAS No. 142 “Goodwill and Other Intangible Assets”.

In accordance with SFAS No. 142, goodwill has been allocated to the Pain Line Products based on the relative fair values of the assets to be disposed of and the portion of the reporting unit that will be retained by Elan. The amount of goodwill allocated to the Pain Line Products amounts to $3,500,000. This allocation was performed at date of disposal, December 2, 2003.

(5)	Purchase Obligations

Elan paid a consideration of $200 million to Roxane for the Pain Line Products. The payment terms consisted of $80 million payable upon closing on September 28, 2001 and $30 million payable on each of the first four anniversaries of the closing date. As a result, the fair value of the deferred consideration was calculated and recorded as a purchase obligation on the statement of net assets to be sold. The difference between the present value and the total consideration to be paid is charged to the statements of revenues and direct expenses as a finance charge with an offset credited to the purchase obligations liability account.

(6)	Revenues, Net

Returns, customer charge backs, discounts and rebates recorded against gross product sales for the nine months ended September 27, 2002 (unaudited), the year ended December 31, 2002, and for the nine months ended September 26, 2003, are as follows:

(Continued)

THE PAIN LINE PRODUCTS

(Roxicodone®, Oramorph®, Roxanol™, and Duraclon®)

(Products of Elan Pharma International Limited and Elan Pharmaceuticals, Inc.)

Notes to Financial Statements

Nine months ended September 27, 2002, year ended December 31, 2002, and the nine months ended September 26, 2003

	Unaudited
	nine months ended	Year ended	Nine months ended
	September 27,	December 31,	September 26,
	2002	2002	2003

Roxicodone®:
Gross product sales	$29,397,072	38,413,868	34,052,388
Returns	(64,240)	(67,339)	(130,413)
Customer chargebacks	(3,244,734)	(3,450,188)	(434,159)
Discounts and rebates	(1,217,672)	(1,663,226)	(1,548,045)

Total Roxicodone® revenues, net	24,870,426	33,233,115	31,939,771

Oramorph®:
Gross product sales	40,755,555	48,345,054	33,792,176
Returns	(83,471)	(94,799)	(430,629)
Customer chargebacks	(16,582,237)	(19,847,274)	(7,927,958)
Discounts and rebates	(3,667,180)	(4,557,106)	(2,674,926)

Total Oramorph® revenues, net	20,422,667	23,845,875	22,758,663

Roxanol™:
Gross product sales	8,141,021	10,436,303	5,107,192
Returns	(7,994)	(16,498)	(99,549)
Customer chargebacks	(2,836,208)	(3,121,764)	(420,903)
Discounts and rebates	(309,325)	(405,860)	(236,940)

Total Roxanol™ revenues, net	4,987,494	6,892,181	4,349,800

Duraclon®:
Gross product sales	1,078,242	1,385,735	2,397,701
Returns	(115,974)	(127,348)	(98,694)
Customer chargebacks	(82,518)	(91,809)	(18,697)
Discounts and rebates	(45,629)	(55,311)	(56,802)

Total Duraclon® revenues, net	834,121	1,111,267	2,223,508

Total revenues, net	$51,114,708	65,082,438	61,271,742

(7)	Subsequent events

Generic competition existed for Roxicodone 5mg tablets during 2003. The first generic competitors for the remaining Roxicodone tablet presentations, 15mg and 30mg, were approved on February 6, 2004.

(Continued)

THE PAIN LINE PRODUCTS

(Roxicodone®, Oramorph®, Roxanol™, and Duraclon®)

(Products of Elan Pharma International Limited and Elan Pharmaceuticals, Inc.)

Unaudited Supplemental Cash Flow Disclosure

Nine months ended September 27, 2002, year ended December 31, 2002, and the nine months ended September 26, 2003

	Nine months ended	Year ended	Nine months ended
	September 27, 2002	December 31, 2002	September 26, 2003

Operating activities (note 1(a))
Excess of revenue over direct expenses	$(65,608,321)	(63,842,243)	19,842,912
Adjustments to reconcile to net cash provided by operating activities:
Amortization of intangible assets	9,387,500	15,114,500	20,733,000
Impairment of intangible assets	85,447,989	85,447,989	—
Finance charges	3,450,000	4,600,000	3,450,000
Net change in inventories	(3,398,432)	(4,860,606)	(901,559)

Net cash provided by operating activities	29,278,736	36,459,640	43,124,353

Investing activities (note 1(b))
Purchase consideration payments	—	(30,000,000)	(30,000,000)

Net cash used for investing activities	—	(30,000,000)	(30,000,000)

Financing activities (note (1(c))
Remittances (to) Elan Corporation, plc	(29,278,736)	(6,459,640)	(13,124,353)

Net cash used for financing activities	(29,278,736)	(6,459,640)	(13,124,353)

Net increase in cash and cash equivalents	—	—	—
Cash and cash equivalents, beginning of period	—	—	-

Cash and cash equivalents, end of period	$—	—	-

See accompanying notes to unaudited supplemental cash flow from revenues and direct expenses.

(continued)

THE PAIN LINE PRODUCTS

(Roxicodone®, Oramorph®, Roxanol™, and Duraclon®)

(Products of Elan Pharma International Limited and Elan Pharmaceuticals, Inc.)

Notes to Unaudited Supplemental Cash Flow Disclosure

Nine months ended September 27, 2002, year ended December 31, 2002, and the nine months ended September 26, 2003

(1)	Unaudited Supplemental Cash Flow

The unaudited supplemental cash flow disclosures are based on the underlying statement of revenues and expenses for the nine months ended September 27, 2002 (unaudited), year ended December 31, 2002 and nine months ended September 26, 2003 and statement of net assets to be sold as of December 31, 2002 and September 26, 2003.

The financial statements have been prepared on a basis to represent only the net assets to be sold, as well as the revenues and direct expenses, which have been derived from the historical accounting records of the Company. As such, the unaudited supplemental cash flow data is not necessarily indicative of the actual cash flows attributable to the Pain Line Products on a stand-alone basis.

(a)	Net cash provided by operating activities

Net cash provided by operating activities includes the excess of revenues over direct expenses for the Pain Line products and adds back non-cash items for amortization related to intangible assets, impairment of intangible assets and finance charges.

The operating cash flow data does not reflect net changes in accounts receivable and accounts payable as the underlying transaction systems used to record and account for cash transactions were not designed to track assets/liabilities and receipts/payments on a product specific basis.

Cash flows arising from taxation and interest income are not included in the unaudited supplemental cash flow data as they are not specifically attributable to the Pain Line Products.

(b)	Net cash used for investing activities

The investing cash flows directly attributable to the Pain Line Products are related to the consideration payments under the asset purchase agreement with Roxane Laboratories, Inc.

(c)	Net cash used for financing activities

The cash flows generated by the Pain Line Products for the periods reported were available to Elan Corporation, plc for its general corporate purposes.

aaiPharma Inc.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2003
(in thousands)

	Actual	Adjustments		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$11,110	$—		$11,110
Accounts receivable, net	37,122	—		37,122
Work-in-progress	15,520	—		15,520
Inventories	11,858	5,114	(a)	16,972
Prepaid and other current assets	9,723	406	(b)	10,129

Total current assets	85,333	5,520		90,853
Property and equipment, net	57,267	—		57,267
Goodwill, net	211,904	62,438	(c)	274,342
Intangible assets, net	89,221	35,734	(d)	124,955
Other assets	15,326	3,029	(e)	18,355

Total assets	$459,051	$106,721		$565,772

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and short-term debt	$6,567	$1,433	(f)	$8,000
Accounts payable	16,912	—		16,912
Customer advances	19,487	—		19,487
Accrued wages and benefits	8,416	—		8,416
Interest payable	9,798	—		9,798
Other accrued liabilities	9,839	(544	)(g)	9,295

Total current liabilities	71,019	889		71,908
Long-term debt, less current portion	243,092	106,799	(h)	349,891
Other liabilities	16,618	—		16,618
Stockholders’ equity:
Common stock	28	—		28
Paid-in capital	81,867	—		81,867
Retained earnings	44,664	(967	)(i)	43,697
Accumulated other comprehensive income	1,763	—		1,763

Total stockholders’ equity	128,322	(967)		127,355

Total liabilities and stockholders’ equity	$459,051	$106,721		$565,772

See accompanying notes to unaudited pro forma consolidated balance sheet.

Notes to Unaudited Pro Forma Consolidated Balance Sheet

(a)	To reflect an adjustment to record inventories acquired in the acquisition of the Elan Pain Line	$5,114

(b)	To reflect adjustments:
	To record the current portion of deferred financing costs related to the issuance of our new term loan	$859
	To eliminate the current portion of unamortized deferred financing costs related to our prior term loan	(453)

		$406

(c)	To reflect an adjustment to record the goodwill associated with the acquisition of the Elan Pain Line	$62,438

(d)	To reflect an adjustment to record the specifically identified intangible assets associated with the acquisition of the Elan Pain Line	$35,734

(e)	To reflect adjustments:
	To record the noncurrent portion of deferred financing costs related to the issuance of our new term loan	$4,087
	To eliminate the noncurrent portion of unamortized deferred financing costs related to our prior term loan	(1,058)

		$3,029

(f)	To reflect adjustments:
	To record the current maturities of borrowings under our new term loan	$8,000
	To record repayment of current maturities outstanding under our prior term loan	(6,567)

		$1,433

(g)	To reflect an adjustment to record the income tax benefit related to the write-off of deferred financing costs from our prior term loan	$(544)

(h)	To reflect adjustments:
	To record the long-term portion of borrowings under our new term loan	$152,000
	To record repayment of long-term borrowings outstanding under our prior term loan	(33,433)
	To record repayment of long-term borrowings outstanding under our prior revolving loan	(11,768)

		$106,799

(i)	To reflect an adjustment to record the write-off of deferred financing costs related to our prior term loan, net of tax at an effective rate of 36%	$(967)

aaiPharma Inc.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2003
(In thousands)

		Acquired	Pro Forma
	aaiPharma	Products (1)	Adjustments (2)		Pro Forma

Product sales	$131,403	$61,272	$—		$192,675
Product development	11,231	—	—		11,231
Development services	63,159	—	—		63,159

Net revenues	205,793	61,272	—		267,065

Operating costs and expenses:
Direct costs (excluding depreciation and royalty expense)	69,095	14,578	1,138	(a)	84,811
Selling	25,006	2,668	8,340	(b)	36,014
General and administrative	31,113	—	2,203	(c)	33,316
Research and development	15,441	—	1,050	(d)	16,491
Depreciation and amortization	8,038	20,733	(19,393	)(e)	9,378
Royalty expense	3,437	—	—		3,437

	152,130	37,979	(6,662)		183,447

Income from operations	53,663	23,293	6,662		83,618

Other income (expense):
Interest expense	(15,621)	(3,450)	(2,627	)(f)	(21,698)
Other	21	—	—		21

	(15,600)	(3,450)	(2,627)		(21,677)

Income before income taxes	38,063	19,843	4,035		61,941
Provision (benefit) for income taxes	13,991	—	8,596	(g)	22,587

Net income	$24,072	$19,843	$(4,561)		$39,354

Basic EPS	$0.87				$1.42

Basic shares outstanding	27,664				27,664

Diluted EPS	$0.84				$1.37

Diluted shares outstanding	28,663				28,663

See accompanying notes to unaudited pro forma consolidated statement of operations.

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2003

(1)	Represents the historical results for the Elan Pain Line Products for the nine months ended September 26, 2003.

(2)	Adjustments:

PRO FORMA PRODUCT ADJUSTMENTS
(a)	Adjustment to the cost of goods sold to reflect estimated higher costs due to contractually determined prices under our supply agreements:
	Estimated cost of goods under supply agreements	$15,716
	Cost of sales as reported by Elan	14,578

	Pro forma increase in direct costs	$1,138

(b)	Adjustment to selling expense to reflect estimated costs that would be representative of the selling activities of our pharmaceutical product sales business unit:
	Estimated selling expense	$11,008
	Selling expense reported by Elan	2,668

	Pro forma increase in selling expense	$8,340

(c)	Adjustment to general and administrative expense to reflect estimated costs that would be representative of our pharmaceutical product sales business unit:
	Estimated general and administrative expense	$2,203
	General and administrative expense reported by Elan	—

	Pro forma increase in general and administrative expense	$2,203

PRO FORMA ACQUISITION ADJUSTMENTS
(d)	Adjustment to reflect additional research and development expense to comply with FDA mandated studies for the acquired products	$1,050

(e)	In connection with the product acquisition, a preliminary valuation of purchased identifiable intangible assets was performed and the assets are estimated to be amortized over useful lives of 20 years
	Identifiable intangible assets	$35,734

	Annual amortization	$1,787

	Amortization for the period January 1, 2003 through September 30, 2003	$1,340

	Amortization as reported by Elan	(20,733)

	Pro forma decrease in amortization expense	$(19,393)

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2003

(f)
Adjustment to reflect the additional net interest expense under the pro forma debt incurred under the borrowings under our senior credit facility at the rate indicated below, as if this financing was completed on January 1, 2003:

	Additional borrowings:
	Senior term loan of $160 million at LIBOR plus 3.25% per annum	$5,459
	Amortization of financing fees related to the above	618
	Reduction of interest from Elan purchase obligation	(3,450)

	Pro forma increase in interest expense	$2,627

(g)
Adjustment to reflect an estimated effective tax rate applied to the incremental pro forma income (loss) before income taxes. A reconciliation of the statutory tax rate to the assumed pro forma tax rate is provided as follows:

	Federal statutory rate	31%
	State taxes, net of federal benefit	4%
	Other	1%

	Total	36%

aaiPharma Inc.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2002
(In thousands)

	aaiPharma as	Acquired	Pro Forma
	Adjusted (1)	Products (2)	Adjustments (3)		Pro Forma

Product sales	$138,194	$65,082	$—		$203,276
Product development	19,610	—	—		19,610
Development services	82,438	—	—		82,438

Net revenues	240,242	65,082	—		305,324

Operating costs and expenses:
Direct costs (excluding depreciation and royalty expense)	82,356	19,550	(2,856	)(a)	99,050
Selling	24,015	4,212	7,480	(b)	35,707
General and administrative	40,340	—	2,340	(c)	42,680
Research and development	21,104	—	1,725	(d)	22,829
Depreciation and amortization	10,211	15,114	(13,327	)(e)	11,998
Royalty expense	—	—	—		—

	178,026	38,876	(4,638)		212,264

Income from operations	62,216	26,206	4,638		93,060

Other income (expense):
Interest expense	(25,247)	(4,600)	(4,236	)(f)	(34,083)
Other	(7,592)	(85,448)	85,448	(g)	(7,592)

	(32,839)	(90,048)	81,212		(41,675)

Income before income taxes	29,377	(63,842)	85,850		51,385
Provision (benefit) for income taxes	11,491	—	7,923	(h)	19,414

Net income	$17,886	$(63,842)	$77,927		$31,971

Basic EPS	$0.65				$1.17

Basic shares outstanding	27,348				27,348

Diluted EPS	$0.63				$1.13

Diluted shares outstanding	28,359				28,359

See accompanying notes to unaudited pro forma consolidated statement of operations.

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2002

(1)	The following table presents our unaudited pro forma consolidated statement of operations for the acquisition of the Darvon® and Darvocet product lines from Eli Lilly and Company which we completed in 2002:

aaiPharma Inc.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
PRODUCT ACQUISITION ADJUSTMENTS
For the Year Ended December 31, 2002

		Darvon Results
		Prior to	Acquisition
	Actual	Acquisition(i)	Adjustments(ii)		Pro Forma

Product sales	$128,462	$9,732	$—		$138,194
Product development	19,610	—	—		19,610
Development services	82,438	—	—		82,438

Net revenues	230,510	9,732	—		240,242

Operating costs and expenses:
Direct costs (excluding depreciation and royalty expense)	81,458	873	25	(a)	82,356
Selling	23,077	—	938	(b)	24,015
General and administrative	40,108	—	232	(c)	40,340
Research and development	20,854	—	250	(e)	21,104
Depreciation and amortization	9,571	—	640	(d)	10,211
Royalty expense	—	—	—		—

	175,068	873	2,085		178,026

Income from operations	55,442	8,859	(2,085)		62,216
Other income (expense):
Interest, net	(19,366)	—	(5,881	)(f)	(25,247)
Other	(7,592)	—			(7,592)

	(26,958)	—	(5,881)		(32,839)

Income before income taxes	28,484	8,859	(7,966)		29,377
Provision (benefit) for income taxes	11,170	—	321	(g)	11,491

Net income	$17,314	$8,859	$(8,287)		$17,886

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2002

(i)	Represents the historical results for the Darvon and Darvocet product lines for the period prior to acquisition on March 28, 2002.

(ii)	Adjustments:

(a)	Adjustment to the Darvon and Darvocet cost of goods sold to reflect estimated higher costs due to contractually determined prices under our supply agreements:
	Estimated cost of goods under supply agreements	$898
	Standard cost of sales as reported by Eli Lilly	873

	Pro forma increase in direct costs	$25

(b)	Adjustment to Darvon and Darvocet selling expense to reflect estimated costs that would be representative of the selling activities of our pharmaceutical product sales business unit:
	Estimated selling expense	$938
	Selling expense reported by Eli Lilly	—

	Pro forma increase in selling expense	$938

(c)	Adjustment to Darvon and Darvocet general and administrative expense to reflect estimated costs that would be representative of our pharmaceutical product sales business unit:
	Estimated general and administrative expense	$232
	General and administrative expense reported by Eli Lilly	—

	Pro forma increase in general and administrative expense	$232

(d)	Amortization of indentifiable intangible assets over 20 years:
	Identifiable intangible assets	$51,200

	Annual amortization	$2,560

	Pro forma increase in amortization for the first quarter of 2002	$640

(e)	Estimated research and development spending to develop line extensions for our Darvon and Darvocet acquired products
	Pro forma increase in R&D expense	$250

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2002

(f)
Adjustment to reflect the additional net interest expense under the pro forma debt incurred under our senior subordinated notes and the additional borrowings under our senior credit facilities at the rates indicated below, assuming the repayment of our existing senior credit facilities, as if these financings were completed on January 1, 2002:

	Repayment of our prior senior credit facilities:
	Interest incurred on our prior senior credit facilities	$(1,723)
	Amortization of financing fees associated with our prior senior credit facilities	(100)

		(1,823)

	Additional borrowings:
	Senior term loan of $100 million at LIBOR plus 4.5% per annum	1,592
	Outstanding portion of senior revolver of $49.4 million at LIBOR plus 3.75% per annum	693
	Senior subordinated notes of $175 million at 11% per annum	4,813
	Amortization of original issue discount related to senior subordinated notes	36
	Amortization of financing fees related to the above items	500
	Other debt related interest costs	70

		7,704

		$5,881

(g)
Adjustment to reflect an estimated effective tax rate applied to the incremental pro forma income (loss) before income taxes. A reconciliation of the statutory tax rate to the assumed pro forma tax rate is provided as follows:

	Federal statutory rate	31%
	State taxes, net of federal benefit	4%
	Other	1%

	Total	36%

(2)	Represents the historical results for the Elan Pain Line Products for the twelve months ended December 31, 2002.

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2002

(3)	Adjustments:

PRO FORMA PRODUCT ADJUSTMENTS
(a)	Adjustment to the cost of goods sold to reflect estimated higher costs due to contractually determined prices under our supply agreements:
	Estimated cost of goods under supply agreements	$16,694
	Cost of sales as reported by Elan	19,550

	Pro forma decrease in direct costs	$(2,856)

(b)	Adjustment to selling expense to reflect estimated costs that would be representative of the selling activities of our pharmaceutical product sales business unit:
	Estimated selling expense	$11,692
	Selling expense reported by Elan	4,212

	Pro forma increase in selling expense	$7,480

(c)	Adjustment to general and administrative expense to reflect estimated costs that would be representative of our pharmaceutical product sales business unit:
	Estimated general and administrative expense	$2,340
	General and administrative expense reported by Elan	—

	Pro forma increase in general and administrative expense	$2,340

PRO FORMA ACQUISITION ADJUSTMENTS

(d)	Adjustment to reflect additional research and development expense to comply with FDA mandated studies for the acquired products	$1,725

(e)	In connection with the product acquisition, a preliminary valuation of purchased identifiable intangible assets was performed and the assets are estimated to be amortized over useful lives of 20 years
	Identifiable intangible assets	$35,734

	Annual amortization	$1,787
	Amortization as reported by Elan	(15,114)

	Pro forma decrease in amortization expense	$(13,327)

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2002

(f)
Adjustment to reflect the additional net interest expense under the pro forma debt incurred under the borrowings under our senior credit facility at the rate indicated below, as if this financing was completed on January 1, 2002:

	Additional borrowings:
	Senior term loan of $160 million at LIBOR plus 3.25% per annum	$8,011
	Amortization of financing fees related to the above	824
	Reduction of interest from Elan purchase obligation	(4,600)

	Pro forma increase in interest expense	$4,236

(g)	Adjustment to reflect the elimination of the intangible asset impairment charge	$85,448

(h)
Adjustment to reflect an estimated effective tax rate applied to the incremental pro forma income (loss) before income taxes. A reconciliation of the statutory tax rate to the assumed pro forma tax rate is provided as follows:

	Federal statutory rate	31%
	State taxes, net of federal benefit	4%
	Other	1%

	Total	36%

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2004

aaiPharma Inc.

	By:	/s/ William L. Ginna, Jr.

William L. Ginna, Jr.
Executive Vice President and Chief Financial Officer

S-1

Exhibit Index

Exhibit	Description

Exhibit 23.1	Independent Auditors' Consent